UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 10, 2010
Date of Earliest Event Reported: June 5, 2010

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53619	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective June 5, 2010, Christopher Stratton resigned as Chief Financial Officer of Vertex Energy, Inc. (“we,” “us,” or the “Company”).  However, it is anticipated that Mr. Stratton will be appointed as a Director of the Company at the Company’s Annual Meeting of Shareholders scheduled to be held on July 14, 2010.  Subsequent to such resignation, the Company appointed Chris Carlson, the Company’s Secretary and Vice President of Finance as Chief Financial Officer of the Company to fill the vacancy left by Mr. Stratton’s resignation.  Mr. Carlson’s biographical information is below:

CHRIS CARLSON (Age 37): Mr. Carlson has served as Secretary and Vice President of Finance of the Company since inception in May 2008.  Prior to joining the Company, Mr. Carlson was employed as Vice President for Vertex Holdings, L.P. (“Vertex LP”), a partner and related party of the Company from September 2001 to April 2009. Mr. Carlson oversees all risk management, investments, e-commerce applications, and day-to-day financial accounting of Vertex LP and its subsidiaries. Mr. Carlson worked for FuelQuest, Inc. prior to joining Vertex LP in 2001, where he worked as a Project Lead managing implementations of e-commerce services for new customers. In addition, he also planned and developed testing requirements for e-commerce applications. Mr. Carlson was with Pagenet, a wireless communications company prior to FuelQuest, Inc. where he worked as a Strategic Account Supervisor. Mr. Carlson earned his BS degree in Business Finance from the University of Houston in 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: June 10, 2010	By: /s/ Benjamin P. Cowart
Benjamin P. Cowart
Chief Executive Officer